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Exhibit 5.1

March 3, 2020
File No.: 313721.01359

Aphria Inc.
98 Talbot Street West
Leamington, Ontario N8H 1M8
Canada

Dear Sirs and Mesdames:

Re:    Aphria Inc. (the "Corporation")
Registration Statement on Form F-3

        We have acted as Canadian counsel to the Corporation in connection with the preparation and filing with the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder, of the Corporation's Registration Statement on Form F-3 dated March 3, 2020 (the "Registration Statement"), relating to the proposed issuance and sale by the Corporation of up to 7,022,472 common shares in the capital of the Corporation ("Common Shares") issuable upon the exercise of 7,022,472 outstanding common share purchase warrants ("Warrants"), all as more fully described in the Registration Statement.

        For the purposes of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such public and corporate records, certificates, instruments and other documents, including the Registration Statement and the prospectus of the Corporation included in the Registration Statement, and have considered such questions of law as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed including, without limitation, originals or copies, certified or identified to our satisfaction, of the articles and by-laws of the Corporation and a certificate of status dated March 2, 2020 issued by the Director or a Deputy Director appointed under the Business Corporations Act (Ontario) (the "OBCA") in respect of the Corporation without any independent verification or inquiry. As to certain matters of fact relevant to the opinion expressed below, we have relied exclusively upon a certificate of an officer of the Corporation dated March 3, 2020. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as copies, certified or otherwise.

        We are solicitors qualified to practice law in the Province of Ontario and the opinions expressed herein are restricted to the laws of the Province of Ontario and the laws of Canada applicable therein in effect as of the date hereof.

        Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

  1.
  The Corporation is a corporation amalgamated under the OBCA.

  2.
  The filing of the Registration Statement with the SEC has been duly authorized by and on behalf of the Corporation and the Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Corporation.

  3.
  Upon full payment therefor and the issue thereof in accordance with the terms of the Warrants, the Common Shares, which have been validly authorized and allotted for issuance, will be validly issued as fully paid and non-assessable common shares in the capital of the Corporation.

  4.
  The statements in the Registration Statement under the heading "Certain Canadian Federal Income Tax Considerations", insofar as such statements constitute a summary of the principal Canadian federal income tax laws referred to therein, constitute our opinion, subject to the assumptions, limitations and qualifications stated or referred to in such Registration Statement.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of this firm's name under the captions "Legal Matters" and "Interests of Named Experts and Counsel" in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act, or the rules and regulations promulgated thereunder.

Yours very truly,

/s/ Fasken Martineau DuMoulin LLP

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  Exhibit 5.1